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Titan Pharmaceuticals, Inc.

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The following post card was mailed to stockholders.

PRESORT
FIRST CLASS
U.S. POSTAGE
PAID
So. HACKENSACK, NJ
PERMIT #251

URGENT MESSAGE FOR TITAN PHARMACEUTICALS INC. STOCKHOLDERS

TIME IS RUNNING OUT

WHAT: **Special Meeting of Stockholders**

WHEN: **July 16, 2020**

OBJECTIVE:

What can you do?

TITAN™ PHARMACEUTICALS

Alliance Advisors 200 Broadacres Drive, 3rd Fl. Bloomfield, NJ 07003 TIME IS RUNNING OUT What: Special Meeting of Stockholders When: July 16, 2020 Objective: To approve an amendment to our certificate of incorporation to increase the number of authorized shares of common stock. Urgent Message for Titan Pharmaceuticals Inc. Sto ckholders What can you do? Cast your FOR vote today by calling 866-619-4651

Why is The Amendment Necessary? The Company recently announced a co-promotion partnership for commercialization of its Probuphine® (buprenorphine) implant to rapidly expand product awareness and help increase the use of Probuphine for the treatment of Opioid Use Disorder in eligible patients. Approval of the Amendment is critical to enable Titan to continue its commercial operations to expand sales of Probuphine® and fund other product development efforts over the next few years. Call Today To Vote : 866-619-4651 Titan Pharmaceuticals Inc. Sto ckholders. Your Proxy Vote is Needed Now . Your vote is important, no matter how many or how few shares you may own.

The following press release was issued on July 8, 2020.

Titan Pharmaceuticals Urges Stockholders to Vote “FOR” Proposal to Amend Its Certificate of Incorporation

•	A special meeting of stockholders (the “Meeting”) is scheduled for 9:00 a.m. PST on Thursday, July 16, 2020.
•	The sole purpose of the Meeting is to seek approval of a proposal to amend Titan’s certificate of incorporation to increase the number of authorized shares of common stock.
•	The amendment requires the favorable vote of 47,830,178 shares, a majority of the shares outstanding on the record date of May 22, 2020.
•	More affirmative votes are needed to reach the required threshold. Without meeting that threshold, Titan will likely not be able to continue operations beyond the third quarter, and will not be able to execute the planned growth strategy, which includes the recently announced co-promotion partnership with Indegene Inc.

SOUTH SAN FRANCISCO, CA – July 8, 2020 – Titan Pharmaceuticals, Inc. (NASDAQ: TTNP) (“Titan” or the “Company”) today urged its stockholders to vote “FOR” an amendment to its certificate of incorporation that will provide additional shares for potential financings as and when needed to support efforts to expand the use of Probuphine® (buprenorphine) implant and fund other product development efforts, as well as to pursue potential strategic corporate opportunities that may become available to it.

The majority of Titan stockholders who have submitted their votes have voted in favor of the amendment proposal; however, more votes are needed to meet the required threshold for approval under Delaware law.

“We recently announced a co-promotion partnership with Indegene for commercialization of Probuphine that focuses on countrywide, multichannel digital marketing programs to rapidly expand product awareness and help increase the use of Probuphine for the treatment of Opioid Use Disorder in eligible patients,” said Titan's Executive Chairman, Dr. Marc Rubin. “The implementation of this partnership has already begun and we expect to see positive results over the next six to nine months.”

“However, as previously disclosed, our current cash resources are only sufficient to fund our operations through the third quarter of this year and with only 5,000,000 authorized shares remaining, approval of the proposed amendment is critical to continue operations beyond the next three months. Importantly, we will need to use some of the newly authorized shares to provide us with the cash runway required to make our co-promotion program with Indegene a success,” added Dr. Rubin.

Titan stockholders – Please vote Today!

How to Vote

The Meeting can be attended using the access information that was set forth in the Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on May 22, 2020. The fastest and easiest way to vote is to call 866-619-4651 and speak with a proxy voting specialist Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

Please see Probuphine Full Indication and Important Safety Information and Boxed Warning below, and link below to Full Prescribing Information.

About Probuphine

Probuphine is the only subdermal implant designed to deliver buprenorphine continuously for six months following insertion.

Probuphine was developed using ProNeura®, the continuous drug delivery system developed by Titan that consists of a small, solid implant made from a mixture of ethylene-vinyl acetate and a drug substance. The resulting construct is a solid matrix that is placed subdermally, normally in the upper inner arm in an outpatient office procedure and removed in a similar manner at the end of the treatment period. The U.S. Food and Drug Administration (“FDA”) approved Probuphine in May 2016, and it is the first and only buprenorphine implant available for the maintenance treatment of opioid addiction in eligible patients.

IMPORTANT SAFETY INFORMATION INCLUDING INDICATION AND BOXED WARNING

INDICATION

PROBUPHINE is an implant that contains the medicine buprenorphine. PROBUPHINE is used to treat certain adults who are addicted to (dependent on) opioid drugs (either prescription or illegal). PROBUPHINE is indicated for the maintenance treatment of opioid dependence in patients who have achieved and sustained prolonged clinical stability on low-to-moderate doses (doses no more than 8 mg per day) of a buprenorphine-containing product.

PROBUPHINE is part of a complete treatment program that also includes counseling and behavioral therapy.

It is not known if PROBUPHINE is safe or effective in children less than 16 years of age.

WARNING: COMPLICATIONS FROM INSERTION AND REMOVAL OF PROBUPHINE

See Full Prescribing Information for complete Boxed Warning

Serious complications may happen from insertion and removal of PROBUPHINE, including:

•	Nerve or blood vessel injury in your arm
•	Movement of implant (migration). PROBUPHINE or pieces of it can move into blood vessels, possibly to your lung, and could lead to death
•	Implant sticks out of the skin (protrusion)
•	Implant comes out by itself (expulsion)

Call your healthcare provider right away if:

•	PROBUPHINE sticks out of the skin or comes out by itself
•	You have bleeding or symptoms of infection at the site after insertion or removal, including excessive or worsening itching, pain, irritation, redness, or swelling
•	You have numbness or weakness in your arm after the insertion or removal procedure
•	You have weakness or numbness in your arm, or shortness of breath

If the implant comes out by itself, keep it away from others, especially children, as it may cause severe difficulty in breathing and possibly death.

Because of the risk of complications of, migration, protrusion, expulsion and nerve injury with insertion and removal of PROBUPHINE, it is only available through a restricted program called the PROBUPHINE REMS Program. Healthcare providers who prescribe and/or insert PROBUPHINE must be certified with the program by enrolling and completing live training.

•	PROBUPHINE is not available in retail pharmacies
•	PROBUPHINE must be inserted or removed only in the facility of the certified prescriber

Implants may be difficult to locate if inserted too deeply, if you manipulate them, or if you gain significant weight after insertion. Your healthcare provider may do special procedures or tests, or refer you to a surgical specialist to remove the implants if they are difficult to locate.

The medicine in PROBUPHINE can cause serious and life-threatening problems, especially if you take or use certain other medicines or drugs. Call your healthcare provider right away or get emergency help if you:

Feel faint or dizzy, have mental changes such as confusion, slower breathing than you normally have, severe sleepiness, blurred vision, problems with coordination, slurred speech, cannot think well or clearly, high body temperature, slowed reflexes, feel agitated, stiff muscles or have trouble walking.

These can be signs of an overdose or other serious problems.

Coma or death can happen if you take anxiety medicines or benzodiazepines, sleeping pills, tranquilizers, or sedatives, antidepressants, or antihistamines, or drink alcohol during treatment with PROBUPHINE. Tell your healthcare provider if you are taking any of these medicines or if you drink alcohol.

Who should not use PROBUPHINE?

Do not use PROBUPHINE if you are allergic to buprenorphine or any of its ingredients, this includes buprenorphine hydrochloride and the inactive ingredient ethylene vinyl acetate or EVA.

PROBUPHINE may not be right for you. Before starting PROBUPHINE tell your doctor about all of your medical conditions, including:

Trouble breathing or lung problems, an enlarged prostate gland (men), a head injury or brain problem, problems urinating, a curve in your spine that affects your breathing, liver problems, gallbladder or adrenal gland problems, Addison’s disease, low thyroid hormone levels (hypothyroidism), a history of alcoholism, a history of keloid formation, connective tissue disease (such as scleroderma), or history of MRSA infections, mental problems such as hallucinations, an allergy to numbing medicines or medicines used to clean your skin, are pregnant or plan to become pregnant or are breastfeeding or plan to breastfeed.

Tell your doctor about all the medicines you take, including prescription and over-the-counter medicines, vitamins and herbal supplements.

What should I avoid while being treated with PROBUPHINE?

•	Do not drive, operate heavy machinery, or perform any other dangerous activities until you know how this medication affects you
•	You should not drink alcohol during treatment. You should not take anxiety medicines or benzodiazepines, sleeping pills, tranquilizers, or sedatives that are not prescribed to you during treatment with PROBUPHINE, as this can lead to slowed breathing, drowsiness, delayed reaction time, loss of consciousness or even death

What are the possible side effects of PROBUPHINE?

PROBUPHINE can cause serious side effects, including:

•	Infection at the insertion or removal site. Infection may happen at the implant site during insertion or removal. Do not try to remove PROBUPHINE implants yourself
•	Opioid withdrawal. If PROBUPHINE comes out of your arm or if you stop treatment, tell your doctor right away as you can have symptoms of shaking, sweating more than normal, feeling hot or cold more than normal, runny nose, watery eyes, goose bumps, diarrhea, vomiting and muscle aches
•	Physical dependency
•	Liver problems. Call your doctor right away if you notice signs of liver problems that may include your skin or the white part of your eyes turning yellow (jaundice)
•	Allergic reaction. If you get a rash, hives, itching, swelling of your face, or wheezing, low blood pressure, dizziness or decrease in consciousness
•	Decrease in blood pressure. You may feel dizzy when you get up from sitting or lying down
•	Sleep Apnea. Call your doctor right away if you or someone close to you notices: Observed episodes of stopped breathing or abnormal breathing patterns during sleep

Tell your healthcare provider if you develop any of the symptoms listed.

Common side effects of PROBUPHINE include: Headache, nausea, toothache, constipation, depression, vomiting, back pain, mouth and throat pain.

Common risks with the minor surgical procedure:  Itching, pain, irritation, redness, swelling, bleeding, or bruising at the insertion or removal site. Scarring around the insertion site.

Please read Full Prescribing Information, including BOXED WARNING regarding IMPLANT MIGRATION, PROTRUSION, EXPULSION and NERVE DAMAGE ASSOCIATED WITH INSERTION AND REMOVAL.

Titan encourages you to report negative side effects of prescription drugs to the FDA. You can visit www.fda.gov/safety/medwatch/ or call 1-800-FDA-1088.

About Indegene, Inc.

Indegene is a leading global healthcare solutions company that enables healthcare organizations address complex challenges to improve health and business outcomes. Indegene helps drive effectiveness and efficiency while bringing pharma products to market through modern commercial and medical operations by combining deep medical understanding, modern technology, and flexible engagement models. Indegene has a global footprint with offices in North America, Europe, China and India.

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ:TTNP), based in South San Francisco, CA, is a commercial stage company developing proprietary therapeutics with its ProNeura® long-term, continuous drug delivery technology. The Company's lead product is Probuphine® (buprenorphine) implant, a novel and long-acting formulation of buprenorphine for the long-term maintenance treatment of opioid dependence. Approved by the U.S. Food and Drug Administration in May 2016, Probuphine is the first and only commercialized treatment of opioid dependence to provide continuous, around-the-clock blood levels of buprenorphine for six months following a single procedure. The ProNeura technology also has the potential to be used in developing products for treating other chronic conditions such as Parkinson's disease and hypothyroidism, where maintaining consistent, around-the-clock blood levels of medication may benefit the patient and improve medical outcomes. For more information about Titan, please visit www.titanpharm.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to the commercialization of Probuphine; the regulatory approval process; Titan’s ability to access capital; the development, testing, production and marketing of our drug candidates; patent and intellectual property matters; and strategic agreements and relationships.  We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

CONTACTS:

Sunil Bhonsle

President & CEO

(650) 244-4990

Stephen Kilmer

Investor Relations

(650) 989-2215

skilmer@titanpharm.com